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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   FEBRUARY 16, 2001


                               U.S. REALTEL, INC.
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             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                      0-30401              36-4360426
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(State or Other Jurisdiction of   (Commission File No.)       (IRS Employer
         Incorporation                                      Identification No.)

ONE FINANCIAL PLAZA, SUITE 1101, FORT LAUDERDALE, FLORIDA             33394
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(Address of principal executive office)                             (Zip code)


Registrant's telephone number, including area code: (954) 462-0449

             555 WEST MADISON, ATRIUM LEVEL SOUTH, CHICAGO, IL 60661
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         (Former Names or Former Address, if Changed Since Last Report)


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  On February 16, 2001, the Company purchased from Gabriel Melzi all of the shares of capital stock of RealTel de Argentina S.A. owned by Mr. Melzi, which represented an approximately 20% interest, for an aggregate purchase price of U.S.$900,000, of which U.S.$600,000 was paid at closing, U.S.$100,000 is to be paid 180 days after closing, U.S.$100,000 is to be paid on February 16, 2002 and U.S.$100,000 is to be paid on February 16, 2003. As a result of this transaction, the Company increased its ownership of the outstanding capital stock of RealTel de Argentina S.A. from approximately 51% to approximately 71%. The foregoing summary of the transaction is qualified in its entirety by the more detailed information contained in the copy of the Stock Purchase Agreement attached as Exhibit 99.1 to this Report.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (c)      Exhibits.

                  99.1 Stock Purchase Agreement dated February 16, 2001 between the Company and Gabriel Melzi.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      U.S. REALTEL, INC.



Date:  March 1, 2001                                  By:/s/ MARK GRANT
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                                                          Mark Grant
                                                          President

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                                INDEX TO EXHIBITS

       EXHIBIT NO.          EXHIBIT TITLE
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           99.1             Stock Purchase Agreement dated February 16, 2001
                            between the Company and Gabriel Melzi.



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